                                                                   EXHIBIT 10.57


================================================================================

                               CLOSING CERTIFICATE
                                    (PHASE V)


                                       AND



                                    AGREEMENT



                                     BETWEEN



                             NETWORK APPLIANCE, INC.

                                     ("NAI")

                                       AND



                             BNP LEASING CORPORATION

                                    ("BNPLC")





                                  MARCH 1, 2000



================================================================================

                                TABLE OF CONTENTS



                                                                                                                               Page
                                                                                                                               ----
1.             Representations, Warranties and Covenants of NAI Concerning the Property..........................................2

               (A)           Condition of the Property...........................................................................2
               (B)           Title to the Property...............................................................................2
               (C)           Title Insurance.....................................................................................2
               (D)           Environmental Representations.......................................................................3
               (E)           Cooperation by NAI and its Affiliates...............................................................3

2.             Other Representations, Warranties, Covenants and Acknowledgments of NAI...........................................3

               (A)           No Default or Violation of Other Agreements.........................................................3
               (B)           No Suits............................................................................................4
               (C)           Enforceability......................................................................................4
               (D)           Solvency............................................................................................4
               (E)           Organization........................................................................................5
               (F)           Existence...........................................................................................5
               (G)           Not a Foreign Person................................................................................5
               (H)           Investment Company Act..............................................................................5
               (I)           ERISA...............................................................................................5
               (J)           Use of Proceeds.....................................................................................5
               (K)           Omissions...........................................................................................6
               (L)           Y2000 Issues........................................................................................6
               (M)           Further Assurances..................................................................................6
               (N)           No Implied Representations or Promises by BNPLC.....................................................7

3.             Limited Covenants and Representations by BNPLC....................................................................7

               (A)           Cooperation of BNPLC to Facilitate Construction and Development.....................................7
               (B)           Actions Permitted by NAI Without BNPLC's Consent....................................................8
               (C)           Waiver of Landlord's Liens..........................................................................9
               (D)           Estoppel Letter.....................................................................................9
               (E)           Limited Representations by BNPLC Concerning Accounting Matters......................................9
               (F)           Other Limited Representations by BNPLC.............................................................11
                             (1)            No Default or Violation.............................................................11
                             (2)            No Suits............................................................................11
                             (3)            Enforceability......................................................................11
                             (4)            Organization........................................................................11
                             (5)            Existence...........................................................................11
                             (6)            Not a Foreign Person................................................................11
                             (7)            Bankruptcy..........................................................................12



                                       i.

4.             Obligations of NAI Under Other Operative Documents Not Limited by this Agreement.................................12

5.             Obligations of NAI Hereunder Not Limited by Other Operative Documents............................................12

                             EXHIBITS AND SCHEDULES


Exhibit A      Legal Description

Exhibit B      Permitted Encumbrance List

Exhibit C      Development Document List

Exhibit D      Standard Notice of Request for Action by BNPLC

                        CLOSING CERTIFICATE AND AGREEMENT


        This CLOSING CERTIFICATE AND AGREEMENT (this "AGREEMENT"), by and between NETWORK APPLIANCE, INC., a California corporation ("NAI"), and BNP LEASING CORPORATION, a Delaware corporation ("BNPLC"), is made and dated as of March 1, 2000 (the "EFFECTIVE DATE").


                                    RECITALS

        A. Contemporaneously with the execution of this Agreement, BNPLC and NAI are executing a Common Definitions and Provisions Agreement (Phase V - Improvements) (the "IMPROVEMENTS CDPA"), and a Common Definitions and Provisions Agreement (Phase V - Land) (the "LAND CDPA"), each dated as of the Effective Date, which are each incorporated into and made a part of this Agreement for all purposes. Capitalized terms defined in the Improvements CDPA and used but not otherwise defined herein are intended in this Agreement to have the respective meanings ascribed to them in the Improvements CDPA. Any capitalized terms defined in the Land CDPA and used but not otherwise defined herein or in the Improvements CDPA are intended in this Agreement to have the respective meanings ascribed to them in the Land CDPA. As used in this Agreement, "PROPERTY" is intended to mean, collectively, the Property as defined in the Improvements CDPA and the Property as defined in the Land CDPA; "IMPROVEMENT DOCUMENTS" is intended to mean, collectively, the Operative Documents as defined in the Improvements CDPA; "LAND DOCUMENTS" is intended to mean the Operative Documents as defined in the Land CDPA; "OPERATIVE DOCUMENTS" is intended to mean the Improvement Documents and the Land Documents, collectively; "IMPROVEMENTS LEASE" is intended to mean the Lease as defined in the Improvements CDPA; "LEASES" is intended to mean the Improvements Lease and the Lease as defined in the Land CDPA, collectively; "PURCHASE AGREEMENTS" is intended to mean the Purchase Agreement as defined in the Improvements CDPA and the Purchase Agreement as defined in the Land CDPA, collectively; "PLEDGE AGREEMENTS" is intended to mean the Pledge Agreement as defined in the Improvements CDPA and the Pledge Agreement as defined in the Land CDPA, collectively; and "DESIGNATED SALE DATE" is intended to mean the earlier of the Designated Sale Date as defined in the Improvements CDPA or the Designated Sale Date as defined in the Land CDPA.

        B. As a condition to its execution of other Operative Documents, BNPLC requires the representations, warranties and covenants of NAI set out below. At the request of NAI and to facilitate the transactions contemplated in the other Operative Documents, BNPLC is acquiring the Land described in Exhibit A attached hereto from Seller and any interest of Seller in any existing Improvements thereon, subject to the Permitted Encumbrances described in Exhibit B attached hereto and with the understanding that development and use of such Land may be subject to or benefitted by the Development Documents described in Exhibit C attached hereto (if any).

        C. As a condition to its execution of other Operative Documents, NAI requires the representations and covenants of BNPLC set out below.



                                       1.

        NOW, THEREFORE, in consideration of the above recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

        1. REPRESENTATIONS, WARRANTIES AND COVENANTS OF NAI CONCERNING THE PROPERTY. NAI represents, warrants and covenants as follows:

        (A) Condition of the Property. The Land as described in Exhibit A is the same as the land shown on the plat included as part of the survey titled "ALTA/ACSM LAND TITLE SURVEY FOR NETWORK APPLIANCE, 1260 Crossman Avenue" made by Kier & Wright, Licensed Land Surveyor, dated January 21, 2000, as Job No. 99274, which survey was delivered to BNPLC at the request of NAI, and except as shown on the survey there are to the best of NAI's knowledge no easements or encroachments visible or apparent from an inspection of the Land. No significant encroachment of building Improvements exist across the boundaries of the Land described in Exhibit A, and no significant building Improvements that presently exist (or that will be constructed by NAI as part of the Construction Project) on the Land may be disturbed by reason of the exercise of easement or other rights created by any of the Permitted Encumbrances. Adequate provision has been made for the Land and the Property to be served by electric, gas, storm and sanitary sewers, sanitary water supply, telephone and other utilities required for the use thereof. All streets, alleys and easements necessary to serve the Land and Improvements contemplated by the Improvements Lease and the Construction Management Agreement have been completed and are serviceable (or can and will be completed at a cost that is reasonable in connection with the construction contemplated in the Construction Management Agreement). To the best of NAI's knowledge, no extraordinary circumstances (including any use of the Land as a habitat for endangered species) exists that would materially and adversely affect the construction of Improvements contemplated by the Construction Management Agreement, the use of such Improvements for their intended purposes or other reasonable future development of the Land. NAI is not aware of any latent or patent material defects or deficiencies in the Property that, either individually or in the aggregate, could materially and adversely affect the use or occupancy of the Property or the construction or use of Improvements as permitted by the Improvements Lease and the Construction Management Agreement or could reasonably be anticipated to endanger life or limb. No part of the Land is within a flood plain as designated by any governmental authority.

        (B) Title to the Property. The deed that Seller is executing in favor of BNPLC pursuant to the Existing Contract shall vest in BNPLC good and marketable title to the Land and Improvements, subject only to the Permitted Encumbrances, the Development Documents and any Liens Removable by BNPLC. NAI shall not, without the prior consent of BNPLC, create, place or authorize, or through any act or failure to act, acquiesce in the placing of, any deed of trust, mortgage or other Lien, whether statutory, constitutional or contractual against or covering the Property or any part thereof (other than Permitted Encumbrances and Liens Removable by BNPLC), regardless of whether the same are expressly or otherwise subordinate to the Operative Documents or BNPLC's interest in the Property.

        (C) Title Insurance. Without limiting NAI's obligations under the preceding subparagraph, contemporaneously with the execution of this Agreement NAI shall provide to BNPLC a title insurance policy (or binder committing the applicable title insurer to issue a title



                                       2.

insurance policy, without the payment of further premiums) in the amount of no less than $51,000,000, in form and substance satisfactory to BNPLC, written by one or more title insurance companies satisfactory to BNPLC and insuring BNPLC's fee estate in the Land and Improvements.

        (D) Environmental Representations. To the knowledge of NAI except as otherwise disclosed in the Environmental Report: (i) no Hazardous Substances Activity has occurred prior to the Effective Date; (ii) no owner or operator of the Property has reported or been required to report any release of any Hazardous Substances on or from the Property pursuant to any Environmental Law; and (iii) no owner or operator of the Property has received from any federal, state or local governmental authority any warning, citation, notice of violation or other communication regarding a suspected or known release or discharge of Hazardous Substances on or from the Property or regarding a suspected or known violation of Environmental Laws concerning the Property. Further, NAI represents that to its knowledge, the Environmental Report taken as a whole is not misleading or inaccurate in any material respect.

        (E) Cooperation by NAI and its Affiliates. If neither NAI nor an Applicable Purchaser purchases the Property pursuant to the Purchase Agreements on the Designated Sale Date, then after the Designated Sale Date:

                (1) if a use of the Property by BNPLC or any removal or modification of Improvements proposed by BNPLC would violate any Permitted Encumbrance, Development Document or Applicable Law unless NAI or any of its Affiliates, as an owner of adjacent property or otherwise, gave its consent or approval thereto or agreed to join in a modification of a Permitted Encumbrance or Development Document, then NAI shall, to the extent it can without violating Applicable Law, give and cause its Affiliates to give such consent or approval or join in such modification;

                (2) to the extent, if any, that any Permitted Encumbrance, Development Document or Applicable Law requires the consent or approval of NAI or any of its Affiliates or of the City of Sunnyvale or any other Person to a transfer of any interest in the Property by BNPLC or its successors or assigns, NAI will without charge give and cause its Affiliates to give such consent or approval and will cooperate in any way reasonably requested by BNPLC to assist BNPLC to obtain such consent or approval from the City or any other Person; and

                (3) NAI's obligations under this subparagraph 1(E) shall be binding upon any successor or assign of NAI with respect to the Land and other properties encumbered by the Permitted Encumbrances or subject to the Development Documents.

        2. OTHER REPRESENTATIONS, WARRANTIES, COVENANTS AND ACKNOWLEDGMENTS of NAI. NAI represents, warrants, covenants and acknowledges as follows:

        (A) No Default or Violation of Other Agreements. The execution, delivery and performance by NAI of this Agreement and the other Operative Documents do not and will not constitute a breach or default under any other material agreement or contract to which NAI is a party or by which NAI is bound or which affects the Property, and do not violate or contravene



                                       3.

any law, order, decree, rule or regulation to which NAI is subject, and such execution, delivery and performance by NAI will not result in the creation or imposition of (or the obligation to create or impose) any lien, charge or encumbrance on, or security interest in, NAI's property pursuant to the provisions of any such other material agreement.

        (B) No Suits. Other than as previously disclosed in NAI's most recent 10-K filings with the Securities and Exchange Commission (copies of which have been delivered to BNPLC), there are no judicial or administrative actions, suits, proceedings or investigations pending or, to NAI's knowledge, threatened that will adversely affect the Property or the validity or enforceability or priority of this Agreement or any other Operative Document, and NAI is not in default with respect to any order, writ, injunction, decree or demand of any court or other governmental or regulatory authority that could materially and adversely affect the use, occupancy or operation of the Property for the purposes contemplated in the Leases. No condemnation or other like proceedings are pending or, to NAI's knowledge, threatened against the Property.

        (C) Enforceability. The execution, delivery and performance of each of the Operative Documents by NAI are duly authorized, are not in contravention of or conflict with any term or provision of NAI's articles of incorporation or bylaws and do not, to NAI's knowledge, conflict with any Applicable Laws or require the consent or approval of any governmental body or other regulatory authority that has not heretofore been obtained; provided, some consents or approvals which are readily obtainable and which are required for NAI's performance under the Operative Documents (for example, building permits required for construction of the Construction Project) may not have been heretofore obtained, but NAI shall obtain such consents or approvals as required in connection with its performance of the Operative Documents. Each of the Operative Documents are valid, binding and legally enforceable obligations of NAI except as such enforcement is affected by bankruptcy, insolvency and similar laws affecting the rights of creditors, generally, and equitable principles of general application.

        (D) Solvency. NAI is not "insolvent" on the date hereof (that is, the sum of NAI's absolute and contingent liabilities - including the obligations of NAI under this Agreement and the other Operative Documents - does not exceed the fair market value of NAI's assets) and has no outstanding liens, suits, garnishments or court actions which could render NAI insolvent or bankrupt. NAI's capital is adequate for the businesses in which NAI is engaged and intends to be engaged. NAI has not incurred (whether hereby or otherwise), nor does NAI intend to incur or believe that it will incur, debts which will be beyond its ability to pay as such debts mature. There has not been filed by or, to NAI's knowledge, against NAI a petition in bankruptcy or a petition or answer seeking an assignment for the benefit of creditors, the appointment of a receiver, trustee, custodian or liquidator with respect to NAI or any significant portion of NAI's property, reorganization, arrangement, rearrangement, composition, extension, liquidation or dissolution or similar relief under the federal Bankruptcy Code or any state law. The financial statements and all financial data heretofore delivered to BNPLC relating to NAI are true, correct and complete in all material respects. No material adverse change has occurred in the financial position of NAI as reflected in NAI's financial statements covering the most recent fiscal period for which NAI's financial statements have been published.



                                       4.

        (E) Organization. NAI is duly incorporated and legally existing under the laws of the State of California. NAI has all requisite corporate power and has procured or will procure on a timely basis all governmental certificates of authority, licenses, permits, qualifications and similar documentation required to fulfill its obligations under this Agreement and the other Operative Documents. Further, NAI has the corporate power and adequate authority, rights and franchises to own NAI's property and to carry on NAI's business as now conducted and is duly qualified and in good standing in each state in which the character of NAI's business makes such qualification necessary (including the State of California) or, if it is not so qualified in a state other than California, such failure does not have a material adverse effect on the properties, assets, operations or businesses of NAI and its Subsidiaries, taken as a whole.

        (F) Existence. So long as any of the Operative Documents continue in force, NAI shall continuously maintain its existence and its qualification to do business in the State of California.

        (G) Not a Foreign Person. NAI is not a "foreign person" within the meaning of Sections 1445 and 7701 of the Code (i.e. NAI is not a non-resident alien, foreign corporation, foreign partnership, foreign trust or foreign estate as those terms are defined in the Code and regulations promulgated thereunder).

        (H) Investment Company Act. NAI is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

        (I) ERISA. NAI is not and will not become an "employee benefit plan" (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA. The assets of NAI do not and will not in the future constitute "plan assets" of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101. NAI is not and will not become a "governmental plan" within the meaning of Section 3(32) of ERISA. Transactions by or with NAI are not subject to state statutes regulating investments of and fiduciary obligations with respect to governmental plans. Each Plan and, to the knowledge of NAI, any Multiemployer Plan, is in compliance with, and has been administered in compliance with, the applicable provisions of ERISA, the Code and any other applicable Federal or state law in all respects, the failure to comply with which would have a material adverse effect upon the properties, assets, operations or businesses of NAI and its Subsidiaries taken as a whole. As of the date hereof no event or condition is occurring or exists which would require a notice from NAI under subparagraph 13(a)(vii) of the Leases.

        (J) Use of Proceeds. In no event shall the funds advanced to NAI pursuant to the Operative Documents be used directly or indirectly for personal, family, household or agricultural purposes or for the purpose, whether immediate, incidental or ultimate, of purchasing, acquiring or carrying any "margin stock" or any "margin securities" (as such terms are defined respectively in Regulation U and Regulation G promulgated by the Board of Governors of the Federal Reserve System) or to extend credit to others directly or indirectly for the purpose of purchasing or carrying any such margin stock or margin securities. NAI represents and warrants that NAI is not engaged principally, or as one of NAI's important activities, in the business of extending credit to others for the purpose of purchasing or carrying such margin stock or margin securities.



                                       5.

        (K) Omissions. None of NAI's representations or warranties contained in this Agreement or any other Operative Document or any other document, certificate or written statement furnished to BNPLC by or on behalf of NAI contains any untrue statement of a material fact or omits a material fact necessary in order to make the statements contained herein or therein (when taken in their entireties) not misleading.

        (L) Y2000 Issues. As necessary to avoid any material adverse impact upon any activity significant to the business of NAI and its Subsidiaries, taken as whole, and as necessary to insure the full and prompt compliance with and performance of NAI's obligations under the Operative Documents, on or before June 30, 1999, the software and other processing capabilities of NAI and its Subsidiaries had the ability to correctly interpret and manipulate all data (in whatever form, including printed form, screen displays, financial records, calculations and loan-related data) so as to avoid errors in processing that may otherwise occur because of the inability of the software or other processing capabilities to recognize accurately the year 2000 or subsequent dates.

        (M) Further Assurances. NAI shall, on request of BNPLC, (i) execute, acknowledge, deliver and record or file such further instruments and do such further acts as may be necessary, desirable or proper to carry out more effectively the purposes of this Agreement or any other Operative Document and to subject to this Agreement or any other Operative Document any property intended by the terms hereof or thereof to be covered hereby or thereby, including specifically, but without limitation, any renewals, additions, substitutions, replacements or appurtenances to the Property; (ii) execute, acknowledge, deliver, procure and record or file any document or instrument deemed advisable by BNPLC to protect its rights in and to the Property against the rights or interests of third persons; and (iii) provide such certificates, documents, reports, information, affidavits and other instruments and do such further acts as may be necessary, desirable or proper in the reasonable determination of BNPLC to enable BNPLC to comply with the requirements or requests of any agency or authority having jurisdiction over it.

        Without limiting the forgoing, NAI shall cooperate with BNPLC as reasonably required to allow BNPLC to induce banks not affiliated with BNPLC to become Participants. Such cooperation will include the payment of fees ("UPFRONT SYNDICATION FEES") as provided under the heading "Upfront Fees for the Participants" in the letter from BNPLC to NAI dated February 11, 2000. Such cooperation will also include the execution of one or more modification agreements proposed by BNPLC to any of the Operative Documents, which agreements may change the Spread, Unsecured Spread, Commitment Fee Rate or may limit NAI's right to designate a Collateral Percentages under Section 3.1 of the Pledge Agreements or may otherwise modify terms and conditions of the Operative Documents as requested by a prospective Participant; provided, however, that the form and substance of any such modification agreements is approved by NAI (which approval will not be unreasonably withheld); and, provided further, that NAI will have no obligation to join with BNPLC in executing any such modification agreement to satisfy a prospective Participant after the earlier of (1) the date that is one hundred twenty days after the Effective Date, or (2) the date upon which other banks not affiliated with BNPLC have become Participants with aggregate Percentages under (and as defined in) the Participation Agreement of no less than eighty percent (80%).



                                       6.

        (N) No Implied Representations or Promises by BNPLC. BNPLC AND BNPLC'S AGENTS HAVE MADE NO REPRESENTATIONS OR PROMISES WITH RESPECT TO THE PROPERTY EXCEPT AS EXPRESSLY SET FORTH IN THE OTHER OPERATIVE DOCUMENTS, AND NO RIGHTS, EASEMENTS OR LICENSES ARE BEING ACQUIRED BY NAI BY IMPLICATION OR OTHERWISE EXCEPT AS EXPRESSLY SET FORTH IN THE OTHER OPERATIVE DOCUMENTS.

        3. LIMITED COVENANTS AND REPRESENTATIONS BY BNPLC.

        (A) Cooperation of BNPLC to Facilitate Construction and Development. So long as the Leases remain in force and NAI remains in possession of the Property, BNPLC shall take any action reasonably requested by NAI to facilitate the construction or use of the Property permitted by the Leases or the Construction Management Agreement; provided, however, that:

                (1) This subparagraph 3(A) shall not impose upon BNPLC the obligation to take any action that can be taken by NAI, NAI's Affiliates or anyone else other than BNPLC as the owner of the Property.

                (2) BNPLC shall not be required by this subparagraph 3(A) to make any payment to another Person unless BNPLC shall first have received funds from NAI, in excess of any other amounts due from NAI under any of the Operative Documents, sufficient to make the payment. (This clause (2) will not be construed as limiting the right of NAI to obtain additional Construction Advances, on and subject to the terms and conditions set forth in the Construction Management Agreement, for payments NAI itself may pay or incur an obligation to pay to another Person.)

                (3) BNPLC shall have no obligations whatsoever under this subparagraph 3(A) at any time after a CMA Termination Event or when an Event of Default shall have occurred and be continuing.

                (4) NAI must request any action to be taken by BNPLC pursuant to this subparagraph 3(A), and such request must be specific and in writing, if required by BNPLC at the time the request is made. A suggested form for such a request is attached as Exhibit D.

                (5) No action may be required of BNPLC pursuant to this subparagraph 3(A) that could constitute a violation of any Applicable Laws or compromise or constitute a waiver of BNPLC's rights under other provisions of this Agreement or any of the other Operative Documents or that for any other reason is reasonably objectionable to BNPLC.

        The actions BNPLC shall take pursuant to this subparagraph 3(A) if reasonably requested by NAI will include, subject to the conditions listed in the proviso above, executing or consenting to, or exercising or assisting NAI to exercise rights under any (I) grant of easements, licenses, rights of way, and other rights in the nature of easements encumbering the Land or the Improvements, (II) release or termination of easements, licenses, rights of way or other rights in the nature of easements which are for the benefit of the Land or Improvements or any portion thereof, (III) dedication or transfer of portions of the Land not improved with a building, for road, highway or other public purposes, (IV) agreements (other than with NAI or its Affiliates)



                                       7.

for the use and maintenance of common areas, for reciprocal rights of parking, ingress and egress and amendments to any covenants and restrictions affecting the Land or any portion thereof, (V) documents required to create or administer a governmental special benefit district or assessment district for public improvements and collection of special assessments, (VI) instruments necessary or desirable for the exercise or enforcement of rights or performance of obligations under any Permitted Encumbrance or any contract, permit, license, franchise or other right included within the term "Property" (including, without limitation, under the Development Documents), (VII) modifications of Permitted Encumbrances or Development Documents, (VIII) permit applications or other documents required to accommodate the Construction Project, (IX) confirmations of NAI's rights under any particular provisions of the Operative Documents which NAI may wish to provide to a third party or (X) execution or filing of a tract or parcel map subdividing the Land into lots or parcels or to adjust boundary lines of the Land to facilitate construction thereon or on adjacent land which NAI leases from BNPLC. However, the determination of whether any such action is reasonably requested or reasonably objectionable to BNPLC may depend in whole or in part upon the extent to which the requested action shall result in a lien to secure payment or performance obligations against BNPLC's interest in the Property, shall cause a decrease in the value of the Property to less than forty-five percent (45%) of Stipulated Loss Value after any Qualified Prepayments that may result from such action are taken into account, or shall impose upon BNPLC any present or future obligations greater than the obligations BNPLC is willing to accept in reliance on the indemnifications provided by NAI under the Operative Documents.

        Any Losses incurred by BNPLC because of any action taken pursuant to this subparagraph 3(A) shall be covered by the indemnifications set forth in subparagraph 5(c) of the Leases. Further, for purposes of such indemnification, any action taken by BNPLC will be deemed to have been made at the request of NAI if made pursuant to any request of counsel to or any officer of NAI (or with their knowledge, and without their objection) in connection with the execution or administration of the Leases or the other Operative Documents.

        (B) Actions Permitted by NAI Without BNPLC's Consent. No refusal by BNPLC to execute or join in the execution of any agreement, application or other document requested by NAI pursuant to the preceding subparagraph 3(A) shall preclude NAI from itself executing such agreement, application or other document; provided, that in doing so NAI is not purporting to act for BNPLC and does not thereby create or expand any obligations or restrictions that encumber BNPLC's title to the Property. Further, subject to the other terms and conditions of the Leases and other Operative Documents, NAI shall be entitled to do any of the following in NAI's own name and to the exclusion of BNPLC without any notice to or consent of BNPLC, provided, that (i) the Leases remain in force, (ii) NAI remains in possession of the Property, (iii) no CMA Termination Event has occurred, and no Event of Default has occurred and is continuing, and
(iv) NAI is not purporting to act for BNPLC and does not thereby create or expand any obligations or restrictions that encumber BNPLC's title to the
Property:

                (1) perform obligations arising under and exercise and enforce the rights of NAI or the owner of the Property under the Development Documents and Permitted Encumbrances;

                (2) perform obligations arising under and exercise and enforce the rights of NAI



                                       8.

        or the owner of the Property with respect to any other contracts or documents (such as building permits) included within the Personal Property;

                (3) recover and retain any monetary damages or other benefit inuring to NAI or the owner of the Property through the enforcement of any rights, contracts or other documents included within the Personal Property (including the Development Documents and Permitted Encumbrances); provided, that to the extent any such monetary damages may become payable as compensation for an adverse impact on value of the Property, the rights of BNPLC and NAI hereunder with respect to the collection and application of such monetary damages shall be the same as for condemnation proceeds payable because of a taking of all or any part of the Property; and

                (4) without limiting the foregoing, as tenant under the Improvements Lease, (i) collect and retain all rents paid under the Premises Lease; (ii) recover and retain any monetary damages or other benefit inuring to NAI or the owner of the Real Property through the enforcement of any rights under the Premises Lease (provided that this subsection (ii) shall not apply to any damages or benefits that are required by the terms of the Lease to be paid over to BNPLC); (iii) cancel or accept the surrender of any space under Premises Lease; and
        (iv) enforce any guaranties or other collateral provided by Lessees under the Premises Lease and retain the proceeds thereof.

        (C) Waiver of Landlord's Liens. BNPLC waives any security interest, statutory landlord's lien or other interest BNPLC may have in or against computer equipment and other tangible personal property placed on the Land from time to time that NAI or its Affiliates own or lease from other lessors; provided, however, that BNPLC does not waive its interest in or rights with respect to equipment or other property included within the "Property" as described in Paragraph 7 of the Improvements Lease. Although computer equipment or other tangible personal property may be "bolted down" or otherwise firmly affixed to Improvements, it shall not by reason thereof become part of the Improvements if it can be removed without causing structural or other material damage to the Improvements and without rendering HVAC or other major building systems inoperative and if it does not otherwise constitute "Property" as provided in Paragraph 7 of the Improvements Lease.

        (D) Estoppel Letter. Upon thirty days written request by NAI at any time and from time to time prior to the Designated Sale Date, BNPLC shall provide a statement in writing certifying that the Operative Documents are unmodified and in full effect (or, if there have been modifications, that the Operative Documents are in full effect as modified, and setting forth such modifications), certifying the dates to which the rents payable by NAI under the Leases has been paid, stating whether BNPLC is aware of any default by NAI that may exist under the Leases and confirming BNPLC's agreements concerning landlord's liens and other matters set forth in subparagraph 3(C). It being intended that any such statement by BNPLC may be relied upon by anyone with whom NAI may intend to enter into an agreement for construction of the Improvements or other significant agreements concerning the Property.

        (E) Limited Representations by BNPLC Concerning Accounting Matters. BNPLC is not expected or required to represent or warrant that the Leases or the Purchase Agreements will qualify for any particular accounting treatment under GAAP. However, to permit NAI to



                                       9.

determine for itself the appropriate accounting for the Leases and the Purchase Agreements, BNPLC does represent to NAI the following as of the Effective Date:

                (1) Equity capital invested in BNPLC is greater than three percent (3%) of the aggregate of all lease funding amounts (including participations) of BNPLC. Such equity capital investments constitute equity in legal form and are reflected as shareholders' equity in the financial statements and accounting records of BNPLC.

                (2) BNPLC is one hundred percent (100%) owned by French American Bank Corporation, which is one hundred percent (100%) owned by BNPLC's Parent.

                (3) BNPLC leases properties of substantial value to more than fifteen tenants.

                (4) All parties to whom BNPLC has any material obligations known to BNPLC are (and are expected to be) Affiliates of BNPLC's Parent, Participants, or participants with BNPLC in other leasing deals or loans made by BNPLC, or other tenants or borrowers in such other leasing deals or loans.

                (5) BNPLC has substantial assets in addition to the Property, assets which BNPLC believes to have a value far in excess of the value of the Property.

                (6) Other than any Funding Advances provided from time to time by Participants under the Participation Agreement, BNPLC expects to obtain all Funding Advances from Banque Nationale de Paris or other Affiliates of BNPLC (including Funding Advances to cover Carrying Costs and other amounts to be capitalized as part of the Outstanding Construction Allowance, and assuming that NAI uses the Maximum Construction Allowance under the Construction Management Agreement), and to the extent that Banque Nationale de Paris or such other Affiliates themselves borrow or accept bank deposits to obtain the funds needed to provide such Funding Advances, the obligation to repay such funds shall not be limited, by agreement or corporate structure, to payments collected from NAI or otherwise recovered from the Property.

                (7) BNPLC has not obtained residual value insurance or a residual value guarantee from any third party to ensure the recovery of its investment in the Property.

                (8) BNPLC does not intend to take any action during the terms of the Leases that would change, or anticipate any change in, any of the facts listed above in this subparagraph.

NAI shall have the right to ask BNPLC questions from time to time concerning BNPLC's financial condition, concerning matters relevant to the proper accounting treatment of the Leases on NAI's financial statements and accounting records (including the amount of BNPLC's equity capital as a percentage of the aggregate of all lease funding amounts [including participations] by BNPLC) or concerning BNPLC's ability to perform under the Leases or the Purchase Agreements, to which questions BNPLC shall promptly respond. Such response, however, may be limited to a statement that BNPLC will not provide requested information; provided, however, BNPLC must notify NAI in writing if at any time during the terms of the Leases BNPLC ceases to be 100% owned, directly or indirectly, by Banque Nationale de Paris, or if at



                                      10.

any time during the terms of the Leases BNPLC believes it could not represent that the statements in clauses (1), (5) and (7) above continue to be accurate, whether because of a change in the capital structure of BNPLC, a purchase of residual value insurance with respect to the Property or otherwise.

               (F) Other Limited Representations by BNPLC. BNPLC represents that:

                (1) No Default or Violation. The execution, delivery and performance by BNPLC of this Agreement and the other Operative Documents do not and will not constitute a breach or default under any material contract or agreement to which BNPLC is a party or by which BNPLC is bound and do not, to the knowledge of BNPLC, violate or contravene any law, order, decree, rule or regulation to which BNPLC is subject. (As used in this subparagraph 3(F), "BNPLC'S KNOWLEDGE" means the present actual knowledge of Lloyd Cox, the current officer of BNPLC having primary responsibility for the negotiation of the Operative Documents.)

                (2) No Suits. There are no judicial or administrative actions, suits, proceedings or investigations pending or, to BNPLC's knowledge, threatened against BNPLC that are reasonably likely to affect BNPLC's interest in the Property or the validity, enforceability or priority of the Leases or the Purchase Agreements, and BNPLC is not in default with respect to any order, writ, injunction, decree or demand of any court or other governmental or regulatory authority that could materially and adversely affect the business or assets of BNPLC or its interest in the Property.

                (3) Enforceability. The execution, delivery and performance of each of the Operative Documents by BNPLC are duly authorized, are not in contravention of or conflict with any term or provision of BNPLC's articles of incorporation or bylaws and do not, to BNPLC's knowledge, require the consent or approval of any governmental body or other regulatory authority that has not heretofore been obtained or conflict with any Applicable Laws. Each of the Operative Documents are valid, binding and legally enforceable obligations of BNPLC except as such enforcement is affected by bankruptcy, insolvency and similar laws affecting the rights of creditors, generally, and equitable principles of general application; provided, BNPLC makes no representation or warranty that conditions imposed by zoning ordinances or other state or local Applicable Laws to the purchase, ownership, lease or operation of the Property have been satisfied.

                (4) Organization. BNPLC is duly incorporated and legally existing under the laws of Delaware and is duly qualified to do business in the State of California. BNPLC has or will obtain on a timely basis, at NAI's expense to the extent so provided in the Leases, all requisite power and all governmental certificates of authority, licenses, permits, qualifications and other documentation necessary to own and lease the Property and to perform its obligations under the Operative Documents.

                (5) Existence. So long as NAI continues to have rights under the Leases or Purchase Agreements, BNPLC shall continuously maintain its existence and, to the extent required to comply with its obligations under the Operative Documents, its qualification to do business in the State of California.

                (6) Not a Foreign Person. BNPLC is not a "foreign person" within the meaning of Sections 1445 and 7701 of the Code (i.e., BNPLC is not a non-resident alien,



                                      11.

        foreign corporation, foreign partnership, foreign trust or foreign estate as those terms are defined in the Code and regulations promulgated thereunder).

                (7) Bankruptcy. BNPLC's capital is adequate for the businesses in which BNPLC is engaged and intends to be engaged. BNPLC has not incurred (whether hereby or otherwise), nor does BNPLC intend to incur or believe that it will incur, debts which will be beyond its ability to pay as such debts mature. There has not been filed by or, to BNPLC's knowledge, against BNPLC a petition in bankruptcy or a petition or answer seeking an assignment for the benefit of creditors, the appointment of a receiver, trustee, custodian or liquidator with respect to BNPLC or any significant portion of BNPLC's property, reorganization, arrangement, rearrangement, composition, extension, liquidation or dissolution or similar relief under the federal Bankruptcy Code or any state law.

        4. OBLIGATIONS OF NAI UNDER OTHER OPERATIVE DOCUMENTS NOT LIMITED BY THIS AGREEMENT. Nothing contained in this Agreement shall limit, modify or otherwise affect any of NAI's obligations under the other Operative Documents, which obligations are intended to be separate, independent and in addition to, and not in lieu of, those established by this Agreement.

        5. OBLIGATIONS OF NAI HEREUNDER NOT LIMITED BY OTHER OPERATIVE DOCUMENTS. Recognizing that but for this Agreement (including the representations of NAI set forth in Paragraphs 1 and 2) BNPLC would not acquire the Property or enter into the other Operative Documents, NAI agrees that BNPLC's rights for any breach of this Agreement (including a breach of such representations) shall not be limited by any provision of the other Operative Documents that would limit NAI's liability thereunder, including any provision therein that would limit NAI's liability in the event of a termination of the Leases or of any of NAI's rights or obligations under the Purchase Agreements.



                          [The signature pages follow.]



                                      12.

        IN WITNESS WHEREOF, this Closing Certificate and Agreement is hereby executed in multiple originals as of March 1, 2000.





                                   "NAI"

                                   NETWORK APPLIANCE, INC.



                                   By:
                                      ----------------------------------------
                                      Jeffry R. Allen, Chief Financial Officer





                                      13.

[Continuation of signature pages to Closing Certificate and Agreement dated to be effective as of March 1, 2000]



                                   "BNPLC"

                                   BNP LEASING CORPORATION



                                   By:
                                      ----------------------------------------
                                      Lloyd G. Cox, Vice President







                                      14.

                                    EXHIBIT A

                                LEGAL DESCRIPTION



The real property located in the City of Sunnyvale, County of Santa Clara, State of California, described as follows:

All of Parcel 1 as shown upon that certain map entitled, "Parcel Map lying within the City of Sunnyvale, being a resubdivision of Parcel 5, as shown on Map recorded in Book 413 of Maps, at Page 53, Santa Clara County Records, City of Sunnyvale, Santa Clara County, California," which Map was filed for record in the office of the Recorder of the County of Santa Clara, State of California on July 18, 1978 in Book 423 of Maps, at Page 13.

Excepting therefrom, the following described property granted to the Santa Clara County Transit District March 28, 1997 under Series No. 13654560:

All of that certain real property situated in the City of Sunnyvale, County of Santa Clara, State of California, and being a portion of Parcel 1, as said Parcel 1 is shown on that certain Parcel Map filed in Book 423 of Maps, Page 13, Records of Santa Clara County, California, and more particularly described as follows:

Beginning at the point of intersection of the centerlines of Fair Oaks Avenue and Crossman Road as said Avenue and Road are shown on said Parcel Map; thence Northerly along said centerline of Crossman Road, North 18 degrees 37' 09" East
82.70 feet; thence Easterly at a right angle from said centerline of Crossman Road, 71 degrees 22' 51" East 54.89 feet to a point on a curve on the Easterly line of said Crossman Road; thence from a tangent bearing of South 9 degrees 32' 30" West along said Easterly line of Crossman Road and along said curve concave Easterly with a radius of 108.99 feet through a central angle of 11 degrees 34' 1" in an arc length of 22.00 feet the true point of this description; thence continuing Southerly and Southeasterly along said Easterly line of Crossman Road the following four (4) described courses: (1) continuing along said curve (from a tangent bearing of South 2 degrees 01' 41" East) concave Easterly with a radius of 108.99 feet through a central angle of 23 degrees 25' 59" an arc length of 44.58 feet; (2) South 25 degrees 27' 40" East 79.86 feet to a curve;
(3) Southeasterly along said curve concave Northeasterly with a radius of 108.99 feet, through a central angle of 9 degrees 00' 00" in an arc length of 17.12 feet; (4) South 34 degrees 27' 40" East 23.31 feet to the Northeasterly line of said Fair Oaks Avenue; thence Southeasterly along said Northeasterly line of Fair Oaks Avenue South 50 degrees 50' 59" East 139.04 feet; thence leaving said Northeasterly line of Fair Oaks Avenue North 34 degrees 36' 17" West 57.40 feet; thence North 50 degrees 50' 13" West 32.20 feet; thence North 34 degrees 36' 17" West 205.73 feet to the true point of beginning.



                                       1.

                                    EXHIBIT B

                             PERMITTED ENCUMBRANCES



1.      TAXES for the fiscal year 2000-2001, a lien not yet due or payable.

2. THE LIEN of supplemental taxes, if any, assessed pursuant to Chapter 3.5 commencing with Section 75 of the California Revenue and Taxation Code, resulting from changes of ownership or completion of construction on or after the date hereof.

3.      EASEMENT for the purposes stated herein and incidents thereto

        Purpose         :         16-foot slope easement

        Granted to      :         City of Sunnyvale, a municipal corporation
                                  of the State of California

        Recorded        :         October 9, 1964 in Book 6695, Page 389,
                                  Official Records

        Affects         :         Southerly 16 feet abutting Moffett Park Drive,
                                  as shown on a survey plat entitled "ALTA/ACSM
                                  Land Title Surveyed for Network Appliance,
                                  1260 Crossman Avenue," dated January 21, 2000, prepared by Kier & Wright Civil Engineers and
                                  Surveyors, Job No. 99274.

4.      EASEMENT for the purposes stated herein and incidents thereto

        Purpose         :         Slope easement
        Granted to      :         City of Sunnyvale, a municipal corporation of
                                  the State of California
        Recorded        :         October 9, 1964 in Book 6695, Page 409,
                                  Official Records
        Affects         :         Northwesterly 16 feet abutting Crossman Road,
                                  as shown on a survey plat entitled "ALTA/ACSM
                                  Land Title Surveyed for Network Appliance,
                                  1260 Crossman Avenue," dated January 21, 2000, prepared by Kier & Wright Civil Engineers and
                                  Surveyors, Job No. 99274.

5.      EASEMENT for the purposes stated herein and incidents thereto

        Purpose         :         Public Utilities Easement

        Granted to      :         City of Sunnyvale, a municipal corporation of
                                  the State of California

        Recorded        :         October 9, 1964 in Book 6695, Page 457,
                                  Official Records

        Affects         :         Northwesterly 7 feet abutting Crossman Road,
                                  as shown on a survey plat entitled "ALTA/ACSM
                                  Land Title Surveyed for Network Appliance,
                                  1260 Crossman Avenue," dated January 21, 2000, prepared by Kier & Wright Civil Engineers and
                                  Surveyors, Job No. 99274.

6.      EASEMENT for the purposes stated herein and incidents thereto

        Purpose         :         Public Utility Easement



                                       1.

        Granted to      :         City of Sunnyvale, a municipal corporation of
                                  the State of California

        Recorded        :         September 24, 1965 in Book 7116, Page 489,
                                  Official Records

        Affects         :         Southerly 7 feet abutting Moffett Park Drive,
                                  as shown on a survey plat entitled "ALTA/ACSM
                                  Land Title Surveyed for Network Appliance,
                                  1260 Crossman Avenue," dated January 21, 2000, prepared by Kier & Wright Civil Engineers and
                                  Surveyors, Job No. 99274.

7.      AGREEMENT on the terms and conditions contained therein

        For             :         Construction of Storm Drainage Facilities

        Between         :         City of Sunnyvale

        And             :         Moffett Park Associates, a joint venture
                                  partnership

        Recorded        :         November 2, 1966 in Book 7552, Page 688,
                                  Official Records

An amendment to said agreement recorded in an instrument recorded April 21, 1967 in Book 7700, Page 638, Official Records.

An amendment to said agreement recorded in an instrument recorded February 23, 1968 in Book 8034, Page 631, Official Records.

Notice affecting said real property-waiver of construction credit dated September 22, 1976 has been executed by Moffett Park Association (MPA) a joint venture partnership, recorded September 28, 1976 in Book C307, Page 346, Official Records.


8.      EASEMENT for the purposes stated herein and incidents thereto

        Purpose         :         Public Utilities Easement

        Recorded        :         July 18, 1978 in Book 423 of Maps, at page 13

        Affects         :         Northwesterly 9 feet, Southwesterly 15 feet
                                  from the Southernmost 9 feet of said land, as shown on a survey plat entitled "ALTA/ACSM
                                  Land Title Surveyed for Network Appliance,
                                  1260 Crossman Avenue," dated January 21, 2000, prepared by Kier & Wright Civil Engineers and
                                  Surveyors, Job No. 99274.

9. Limitations, covenants, conditions, restrictions, reservations, exceptions, terms, liens or charges, but deleting any covenant, condition or restriction indicating a preference, limitation or discrimination based on race, color, religion, sex, handicap, familial status, or national origin to the extent such covenants, conditions or restrictions violate 42 U.S.C. 3604(c), contained in the document recorded March 8, 1978 in Book D511, Page 396, Official Records.

And re-recorded December 12, 1978 in Book E157, Page 147, Official Records.



                                       2.

                                    EXHIBIT C

                              DEVELOPMENT DOCUMENTS


                                     -NONE-




                                       1.

                                    EXHIBIT D

                      NOTICE OF REQUEST FOR ACTION BY BNPLC



BNP Leasing Corporation
12201 Merit Drive
Suite 860
Dallas, Texas 75251
Attention: Lloyd G. Cox

               Re: Closing Certificate and Agreement dated as of March 1, 2000, between Network Appliance, Inc. and BNP Leasing Corporation

Gentlemen:

        Capitalized terms used in this letter are intended to have the meanings assigned to them in the Closing Certificate and Agreement referenced above. Pursuant to subparagraph 0 of the Closing Certificate and Agreement, NAI requests the following of BNPLC:

        [INSERT HERE A SPECIFIC DESCRIPTION OF THE ACTION REQUESTED - E.G., "PLEASE EXECUTE THE ENCLOSED APPLICATION FOR BUILDING PERMIT REQUIRED BY THE CITY OF SUNNYVALE IN CONNECTION WITH CONSTRUCTION OF CERTAIN IMPROVEMENTS WHICH ARE PART OF THE INITIAL CONSTRUCTION PROJECT."]

PLEASE NOTE: SUBPARAGRAPH 3(A) OF THE CLOSING CERTIFICATE OBLIGATES BNPLC NOT TO UNREASONABLY REFUSE TO COMPLY WITH THE FOREGOING REQUEST, SUBJECT TO TERMS AND CONDITIONS SET FORTH IN THAT SUBPARAGRAPH. NAI HEREBY CERTIFIES TO BNPLC THAT AFTER CAREFUL CONSIDERATION NAI BELIEVES THAT ALL SUCH TERMS AND CONDITIONS ARE SATISFIED IN THE CASE OF THE FOREGOING REQUEST, AND NAI HEREBY RATIFIES AND CONFIRMS ITS OBLIGATION TO INDEMNIFY BNPLC AGAINST ANY LOSSES BNPLC MAY INCUR OR SUFFER BECAUSE OF ITS COMPLIANCE WITH SUCH REQUEST AS PROVIDED IN SUBPARAGRAPH 5(c) OF THE LEASES.

        NAI respectfully requests that BNPLC respond to this notice as soon as reasonably possible.

        Executed this _____ day of ______________, 2000.



                                             NETWORK APPLIANCE, INC.


                                             Name:
                                                  -----------------------------
                                             Title:
                                                   ----------------------------


                                       1.